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COMMONWEALTH

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COUNTRY GRAMMER

4-Year-Old Colt | Tonalist - Arabian Song



$50.00
Share Price

$113,580
Offering Size

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COUNTRY GRAMMER

OVERVIEW PEDIGREE GALLERY PERKS WRITE U

Family Facts

Sire (Dad) won mulitple Graded Stakes including the 2014 Belmont Stakes

Sire earned **$3.64M** in 16 starts.

3rd dam had 6 winners including Etoile Montante, winner of Breeders' Cup

Comes from the same family as horse of the year, Havre De Grace

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7:16
PEDIGREE
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Tapit
Tonalist
Settling Mist
Country Grammer
Forestry
Arabian Song
Prima Centauri

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COUNTRY GRAMMER

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G1 Club

Buy 30 shares in this offering & join our G1 Club. Along with standard ownership perks you'll get:

- Concierge at raceday events
- Join us in the paddock when your horse races (when available)
- Private stable tours scheduled via your CMNWLTH concierge
- G1 Welcome Kit
- Exclusive invites to private parties & events
- Invitation to invest in Private Offerings

Ownership Perks

With every investment:

- Stay connected to the action with ongoing updates & exclusive content
- Fully transparent costs - no hidden fees & zero ongoing expenses
- Learn all aspects of racing
- Join us in the winner's circle if your horse wins (when available)
- Attend morning workouts
- Opportunities to meet the horse, trainer or jockey
- Get invites to racing related experiences: auction events, stable tours and more

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7:15

COUNTRY GRAMMER

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COUNTRY GRAMMER
PEDIGREE
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PERKS
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DETAILS
Horse Details
Racing Trainer
Bob Baffert
Racing Circuit
West Coast
Location
Santa Anita Park
Lifetime Earnings
$157,320
Recent Speed Figure
98
Recent Work
5F - 1:00.00
Next Race
Hollywood Gold Cup
Breeder
Scott & Debbie Pierce
Birthplace
Kentucky
Foaled
May 11, 2017
Nominations
Breeders Cup, KTDF
Vet Exam
May 6, 2021
Vet
Dr. Robert Keane
Equibase Profile
Past Performances
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9:41 AM

COUNTRY GRAMMER

GALLERY PERKS WRITE UP DETAILS OFFERING

Offering Details

Co-Owner	WinStar Farm
CMWNLTH Share	30%
Price Per Share	$50.00
Number of Shares	2,277
Offering Amount	$113,850

Per Share Price Breakdown

Acquisition Cost	$18.45
Training Reserve	$15.81
Working Capital Reserve	$4.63
Offering Expenses	$7.40
Sourcing Fee	$3.71
Total	**$50.00**

Series Designation

Management Agreement

Offering Circular

Regulatory Disclosures

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